                                                                 Exhibit 4(b)(9)


                              --------------------

                                      NINTH
                             SUPPLEMENTAL INDENTURE
                                      AMONG
                       PLAYTEX PRODUCTS, INC., as Issuer,
                         PLAYTEX SALES & SERVICES, INC.,
                           PLAYTEX MANUFACTURING, INC.
                            SUN PHARMACEUTICALS CORP.
                             TH MARKETING CORP., and
                         SMILE-TOTE, INC., as Guarantors
                and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

                              --------------------

                                  $360,000,000
                      9% Senior Subordinated Notes due 2003




                                                     Dated as of August 27, 1997

                                                                 Exhibit 4(b)(9)

            THIS NINTH SUPPLEMENTAL INDENTURE, dated as of August 27, 1997, among Playtex Products, Inc., a Delaware corporation (the "Company"), Playtex Sales & Services, Inc., a Delaware corporation, Playtex Manufacturing, Inc., a Delaware corporation, Sun Pharmaceuticals Corp., a Delaware corporation, TH Marketing Corp., a Delaware corporation, and Smile-Tote, Inc., a California corporation (each, a "Guarantor" and, together, the Guarantors), and IBJ Schroder Bank & Trust Company (the "Trustee").

            WHEREAS, Playtex Family Products Corporation ("Family Products"), the Company and the Trustee entered into an Indenture dated as of February 2, 1994 (the "Initial Indenture") to provide for the issuance of Family Products' 9% Senior Subordinated Notes due 2003 (the "Securities");

            WHEREAS, on March 8, 1994, Family Products was merged with and into the Company, and pursuant to a First Supplemental Indenture of even date therewith the Company assumed all of the obligations of Family Products under the Securities and the Initial Indenture (the Initial Indenture, as amended, being referred to herein as the "Indenture");

            WHEREAS, Playtex Sales & Services, Inc. has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Second Supplemental Indenture dated as of June 6, 1995;

            WHEREAS, Playtex Manufacturing, Inc. has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Third Supplemental Indenture dated as of June 6, 1995;

            WHEREAS, BBA Acquisition, Inc., a Delaware Corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Fourth Supplemental Indenture dated as of October 31, 1995;

            WHEREAS, Sun Acquisition, Inc., a Delaware corporation, has guaranteed the obligations of the Company under the Credit Agreement and, by reason of such guarantee, entered into a Fifth Supplemental Indenture dated as of October 31, 1995;

            WHEREAS, on October 31, 1995, BBA Acquisition, Inc., merged with and into Banana Boat Holding Corporation ("BBH") with BBH succeeding to the business of BBA Acquisition, Inc. and assuming all the obligations of BBA Acquisition, Inc., under the Securities and the Indenture (the "BBH Merger") and, by reason of the BBH Merger, entered into a Sixth Supplemental Indenture dated as of October 31, 1995;

            WHEREAS, on October 31, 1995, Sun Acquisition, Inc., a Delaware corporation, merged with and into Sun Pharmaceuticals Corp. ("Sun") with Sun succeeding to the business of Sun Acquisition, Inc. and assuming all the obligations of Sun Acquisition, Inc. under the Securities and the Indenture (the "Sun Merger") and, by reason of the Sun Merger, entered into a Seventh Supplemental Indenture dated as of October 31, 1995;

            WHEREAS, in March 1996, BBH merged with and into Sun with Sun succeeding to the business of BBH and assuming all the obligations of BBH under the Securities and the Indenture;

            WHEREAS, each of TH Marketing Corp. and Smile-Tote, Inc. has guaranteed the obligations of the Company pursuant to an Indenture dated as of July 21, 1997 by and among the Company, the subsidiaries of the Company named therein, as guarantors, and Marine Midland Bank, as Trustee and, by reason of such guarantee, entered into an Eighth Supplemental Indenture dated as of July 21, 1997;

            WHEREAS, the Company, the Guarantors and the Trustee desire to make certain technical amendments to Section 1426 of the Indenture and Section 2.26 of each of the Second through Fifth Supplemental Indentures;

            WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Supplemental Indenture;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Trustee and each of the Guarantors hereby agree for the equal and the ratable benefit of all holders of the Securities as follows:

            Section 1. Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

            Section 2.  Amendment.

                       (a) The second sentence of Section 1426 of the Indenture is hereby amended to read as follows: "Nothing in Sections 1416 through 1429 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in this Indenture regarding compensation and indemnification of the Trustee."

                        (b) The second sentence of Section 2.26 of each of the Second through Fifth Supplemental Indentures is hereby amended to read as follows: "Nothing in Sections 2.16 through 2.30 of this Supplemental Indenture shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in the Indenture regarding compensation and indemnification of the Trustee."

            Section 3. Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

            Section 4. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            Section 5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

            Section 6. Recitals. The Trustee shall not be responsible for any recital herein (other than the eleventh recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by any Guarantor of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                             PLAYTEX PRODUCTS, INC.


                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President



                             PLAYTEX SALES & SERVICES, INC.

                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President

                            PLAYTEX MANUFACTURING, INC.


                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President


                             SUN PHARMACEUTICALS CORP.


                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President

                             TH MARKETING CORP.


                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President


                             SMILE-TOTE, INC.


                             By: /s/ Michael F. Goss
                                 ---------------------
                                 Name: Michael F. Goss
                                 Title: Executive Vice President


                             IBJ SCHRODER BANK & TRUST
                               COMPANY, as Trustee


                             By: /s/ Terence Rawlins
                                 ----------------------
                                 Name: Terence Rawlins
                                 Title: Assistant Vice President